EXHIBIT 10.13


                                   RESOLUTIONS
                                     OF THE
                               BOARD OF DIRECTORS
                                       OF
                                HK SYSTEMS, INC.

                                December 12, 1997

   Amendment of the 1993 Stock Option Plan.

        WHEREAS, the Board of Directors of HK Systems, Inc. (the "Company") has previously adopted the HK Systems, Inc. 1993 Executive Stock Option Plan (the "1993 Plan") for its key employees; and

        WHEREAS, in anticipation of the initial public offering of the Company, the Board of Directors has determined that it is in the best interest of the Company to amend the 1993 Plan to allow the Compensation Committee to administer the 1993 Plan.

        NOW, THEREFORE, BE IT RESOLVED, that the 1993 Plan be and it hereby is amended to the extent necessary to provide that the Compensation Committee of the Board of Directors shall be designated as the body responsible for administering the 1993 Plan.